Exhibit 99

PRESS RELEASE

GE Delivers $0.34 Operating Earnings Per Share (EPS) up 17%;
Industrial Segment Revenue Growth of 10%; Infrastructure Orders up 24%

2Q 2011 Highlights (Continuing Operations Attributable to GE)

✓	Fifth consecutive quarter of double-digit earnings growth
•	Operating earnings of $3.7 billion, up 18%; operating EPS of $0.34, up 17%
•	GAAP earnings of $3.5 billion, up 10%; GAAP EPS of $0.33, up 14%
✓	Leading indicators improving
•	Infrastructure orders up 24%, with equipment up 33%, services up 16%
•	Industrial segment revenue growth of 10% and organic growth of 3%
•	Total revenues of $35.6 billion for 2Q’11, down 4%; up 7% excluding impact of NBCU
✓	GE Capital earned $1.7 billion, with pre-tax earnings of $2.1 billion
✓	GECC/GECS Tier 1 Common ratios up to 10.4%/9.1%

FAIRFIELD, Conn. – July 22, 2011 – GE [NYSE: GE] announced today strong second-quarter 2011 operating earnings from continuing operations of $3.7 billion, up 18%, or $0.34 per share, up 17%, from the second quarter of 2010. Revenues were $35.6 billion for the quarter, down 4% from a year ago, primarily driven by the absence of NBCU revenues after the sale of GE’s majority position to Comcast.  Excluding this impact, revenues were up 7%.

“With our fifth-consecutive quarter of double-digit earnings growth, we continue to execute in a volatile environment,” GE Chairman and CEO Jeff Immelt said. “We posted solid overall operating earnings growth of 18%, with strong contributions from GE Capital, Healthcare, Transportation, Aviation, and Oil & Gas. GE’s backlog grew to a record high of $189 billion. Total infrastructure orders were up 24%, reflecting robust strength in equipment orders, up 33%, and service orders up 16%.”

International revenues from Industrial (ex NBCU) were $13.4 billion, up 23% representing 59% of total Industrial revenues. GE revenue for the Industrial segments accelerated in growth regions, including double-digit increases in India, China, Southeast Asia, Africa, Russia, Australia, Canada, and Latin America.

“GE Capital continued to deliver strong performance through the second quarter, earning $1.7 billion after tax,” Immelt said. “GE Capital’s portfolio transformation is ahead of schedule.  Consumer and Commercial Lending and Leasing (CLL) led with earnings growth of 57% and more than 100%, respectively. We continue to see strong demand for credit with CLL new volume originations at $10.8 billion for the quarter, up 33% from prior year.

”As previously communicated, Energy earnings and margins were down primarily as a result of pressure in the renewable sector,” Immelt said. “In addition, margins were impacted by the integration of Energy acquisitions.  Indicators are pointing to a stronger second half in 2011 for Energy when we expect approximately 17% unit volume growth versus 2010.  Integration of strategic Energy acquisitions is ahead of plan, further positioning Energy Infrastructure for growth in the second half of this year. Overall, Industrial earnings should improve in the second half of 2011 and the cycle is expected to accelerate in 2012.”

In the second quarter, the Company increased R&D investment 40% above a year ago to ensure GE continues to lead in technology innovations, products and services that drive strong organic revenue growth and future margin expansion. The investment is showing results. For example, GE Aviation and its joint ventures announced record wins of $27 billion at the Paris Air Show in June. The LEAP-X engine (a CFM International engine) has taken the lead in narrow-body orders on the new Airbus A320neo and is positioned as the sole source for Boeing’s 737 re-engine program.  In Energy, GE launched the FlexEfficiency 50 Combined Cycle Power Plant, which delivers an unprecedented combination of flexibility and fuel efficiency, announced the world’s most efficient wind turbine, and achieved the highest reported efficiency for thin-film solar panels.

Cash generated from Industrial operating activities totaled $4.4 billion in the first half of 2011, on track for full-year plan of $12-$13 billion.  At quarter-end, GE had $91 billion of consolidated cash.  Year-to-date, the Company has executed on $1 billion of stock buybacks and $2.7 billion of stock buybacks since restarting the program in the third quarter of 2010.  The Company plans to retire the preferred stock issued to Berkshire Hathaway Inc. in October 2011.

“We are very encouraged by second-quarter orders and earnings momentum across the company,” Immelt said.  “We are optimistic about our growth prospects in the second half and beyond.”

Second-quarter 2011 Financial Highlights:

Second-quarter operating earnings were $3.7 billion, up 18% from $3.2 billion in the second quarter of 2010 and operating EPS was $0.34, up 17% from $0.29 in the second quarter of last year. Segment profit increased 18% compared with the second quarter of 2010, as increases of more than 100% at GE Capital, more than 500% at Transportation, 9% at Aviation and 8% at Healthcare more than offset earnings decreases of 19% at Energy Infrastructure and 26% at Home & Business Solutions.

Including the effects of discontinued operations, second-quarter net earnings attributable to GE were $3.8 billion ($0.35 per share attributable to common shareowners) in 2011 compared with $3.1 billion ($0.28 per share attributable to common shareowners) in the second quarter of 2010.

Second-quarter revenues decreased 4% to $35.6 billion, up 7% excluding NBCU revenues. GE Capital Services’ (GECS) revenues decreased 1% from last year to $12.4 billion. Industrial sales of $23.0 billion decreased 6% versus 2010.

Cash generated from GE Industrial operating activities in the first six months of 2011 totaled $4.4 billion, down 31% from $6.3 billion last year.

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The accompanying tables include information integral to assessing the company’s financial position, operating performance and cash flow.

GE will discuss preliminary second-quarter results on a webcast at 8:30 a.m. ET today, available at www.ge.com/investors.  Related charts will be posted there prior to the webcast.

*   *   *

GE (NYSE: GE) is a diversified infrastructure and finance company taking on the world’s toughest challenges. From aviation and power generation to financial services, healthcare solutions, oil and gas and rail, GE operates in more than 100 countries and employs about 300,000 people worldwide. For more information, visit the company's website at www.ge.com.

Caution Concerning Forward-Looking Statements:

This document contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: current economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; the impact of conditions in the financial and credit markets on the availability and cost of General Electric Capital Corporation’s (GECC) funding and on our ability to reduce GECC’s asset levels as planned; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; changes in Japanese consumer behavior that may affect our estimates of liability for excess interest refund claims (Grey Zone); potential financial implications from the Japanese natural disaster; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level; the level of demand and financial performance of the major industries we serve, including, without limitation, air and rail transportation, energy generation, real estate and healthcare; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of financial services regulation; strategic actions, including acquisitions, joint ventures and dispositions and our success in completing announced transactions and integrating acquired businesses; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Media Contact:
Andrew Williams, 203.373.3061 (office); 203.209.9694 (mobile)
andrew.williams2@ge.com

Investor Contact:
Trevor Schauenberg, 203.373.2424 (office)
trevor.a.schauenberg@ge.com

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GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE (a)			Financial Services (GECS)
Three months ended June 30	2011	2010	V %	2011	2010	V %	2011	2010	V %
Revenues
Sales of goods and services	$22,908	$24,504		$22,961	$24,403		$42	$168
Other income	623	278		675	304		-	-
GECS earnings from continuing operations	-	-		1,593	734		-	-
GECS revenues from services	12,094	12,146		-	-		12,401	12,464
Total revenues	35,625	36,928	(4)%	25,229	25,441	(1)%	12,443	12,632	(1)%

Costs and expenses
Cost of sales, operating and administrative expenses	25,784	26,081		20,761	20,697		5,284	5,618
Interest and other financial charges	3,773	3,946		321	430		3,601	3,645
Investment contracts, insurance losses and insurance annuity benefits	746	722		-	-		790	770
Provision for losses on financing receivables	811	2,007		-	-		811	2,007
Total costs and expenses	31,114	32,756	(5)%	21,082	21,127	-%	10,486	12,040	(13)%

Earnings from continuing operations before income taxes	4,511	4,172	8%	4,147	4,314	(4)%	1,957	592	F
Benefit (provision) for income taxes	(890)	(866)		(546)	(986)		(344)	120
Earnings from continuing operations	3,621	3,306	10%	3,601	3,328	8%	1,613	712	F

Earnings (loss) from discontinued operations, net of taxes	217	(101)		217	(101)		217	(100)

Net earnings	3,838	3,205	20%	3,818	3,227	18%	1,830	612	F

Less net earnings (loss) attributable to noncontrolling interests	74	96		54	118		20	(22)
Net earnings attributable to the Company	3,764	3,109	21%	3,764	3,109	21%	1,810	634	F

Preferred stock dividends declared	(75)	(75)		(75)	(75)		-	-
Net earnings attributable to GE common shareowners	$3,689	$3,034	22%	$3,689	$3,034	22%	$1,810	$634	F

Amounts attributable to the Company:
Earnings from continuing operations	$3,547	$3,210	10%	$3,547	$3,210	10%	$1,593	$734	F
Earnings (loss) from discontinued operations, net of taxes	217	(101)		217	(101)		217	(100)
Net earnings attributable to the Company	$3,764	$3,109	21%	$3,764	$3,109	21%	$1,810	$634	F

Per-share amounts - earnings from continuing operations
Diluted earnings per share	$0.33	$0.29	14%
Basic earnings per share	$0.33	$0.29	14%

Per-share amounts - net earnings
Diluted earnings per share	$0.35	$0.28	25%
Basic earnings per share	$0.35	$0.28	25%

Total average equivalent shares
Diluted shares	10,639	10,702	(1)%
Basic shares	10,604	10,685	(1)%

Dividends declared per common share	$0.15	$0.10	50%

Amounts attributable to the Company:
Earnings from continuing operations	$3,547	$3,210	10%
Less: Non-operating pension costs/(income), net of taxes	181	(57)
Operating earnings (non-GAAP measure)	$3,728	$3,153	18%

Operating earnings - diluted earnings per share	$0.34	$0.29	17%

(a)	Refers to the Industrial businesses of the Company including GECS on an equity basis.

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for "GE" and "GECS." Transactions between GE and GECS have been eliminated from the "Consolidated" columns. See Note 1 to the 2010 consolidated financial statements at www.ge.com/ar2010 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE (a)			Financial Services (GECS)
Six months ended June 30	2011	2010	V %	2011	2010	V %	2011	2010	V %
Revenues
Sales of goods and services	$44,899	$48,177		$45,063	$47,912		$84	$449
Other income	4,249	628		4,341	680		-	-
GECS earnings from continuing operations	-	-		3,361	1,236		-	-
GECS revenues from services	24,812	24,190		-	-		25,400	24,816
Total revenues	73,960	72,995	1%	52,765	49,828	6%	25,484	25,265	1%

Costs and expenses
Cost of sales, operating and administrative expenses	51,013	52,510		40,989	41,597		10,583	11,438
Interest and other financial charges	7,574	7,867		676	773		7,190	7,343
Investment contracts, insurance losses and insurance annuity benefits	1,482	1,469		-	-		1,559	1,557
Provision for losses on financing receivables	1,968	4,187		-	-		1,968	4,187
Total costs and expenses	62,037	66,033	(6)%	41,665	42,370	(2)%	21,300	24,525	(13)%

Earnings from continuing operations before income taxes	11,923	6,962	71%	11,100	7,458	49%	4,184	740	F
Benefit (provision) for income taxes	(4,831)	(1,305)		(4,059)	(1,774)		(772)	469
Earnings from continuing operations	7,092	5,657	25%	7,041	5,684	24%	3,412	1,209	F

Earnings (loss) from discontinued operations, net of taxes	273	(454)		273	(454)		274	(450)

Net earnings	7,365	5,203	42%	7,314	5,230	40%	3,686	759	F

Less net earnings (loss) attributable to noncontrolling interests	168	149		117	176		51	(27)
Net earnings attributable to the Company	7,197	5,054	42%	7,197	5,054	42%	3,635	786	F

Preferred stock dividends declared	(150)	(150)		(150)	(150)		-	-
Net earnings attributable to GE common shareowners	$7,047	$4,904	44%	$7,047	$4,904	44%	$3,635	$786	F

Amounts attributable to the Company:
Earnings from continuing operations	$6,924	$5,508	26%	$6,924	$5,508	26%	$3,361	$1,236	F
Earnings (loss) from discontinued operations, net of taxes	273	(454)		273	(454)		274	(450)
Net earnings attributable to the Company	$7,197	$5,054	42%	$7,197	$5,054	42%	$3,635	$786	F

Per-share amounts - earnings from continuing operations
Diluted earnings per share	$0.64	$0.50	28%
Basic earnings per share	$0.64	$0.50	28%

Per-share amounts - net earnings
Diluted earnings per share	$0.66	$0.45	47%
Basic earnings per share	$0.66	$0.46	43%

Total average equivalent shares
Diluted shares	10,640	10,694	(1)%
Basic shares	10,608	10,678	(1)%

Dividends declared per common share	$0.29	$0.20	45%

Amounts attributable to the Company:
Earnings from continuing operations	$6,924	$5,508	26%
Less: Non-operating pension costs/(income), net of taxes	344	(108)
Operating earnings (non-GAAP measure)	$7,268	$5,400	35%

Operating earnings - diluted earnings per share	$0.67	$0.49	37%

(a)	Refers to the Industrial businesses of the Company including GECS on an equity basis.

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for "GE" and "GECS." Transactions between GE and GECS have been eliminated from the "Consolidated" columns. See Note 1 to the 2010 consolidated financial statements at www.ge.com/ar2010 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)

	Three Months			Six Months
	Ended June 30			Ended June 30
(Dollars in millions)	2011	2010	V %	2011	2010	V %

Revenues
Energy Infrastructure	$10,402	$9,540	9%	$19,851	$18,195	9%
Aviation(a)	4,732	4,259	11%	9,100	8,424	8%
Healthcare(a)	4,498	4,102	10%	8,588	7,835	10%
Transportation(a)	1,231	709	74%	2,134	1,475	45%
Home & Business Solutions	2,153	2,250	(4)%	4,142	4,190	(1)%
GE Capital	11,626	11,782	(1)%	23,837	23,575	1%
Total segment revenues	34,642	32,642	6%	67,652	63,694	6%
Corporate items and eliminations(a)	983	4,286	(77)%	6,308	9,301	(32)%
Consolidated revenues from continuing operations	$35,625	$36,928	(4)%	$73,960	$72,995	1%

Segment profit(a)
Energy Infrastructure	$1,552	$1,910	(19)%	$2,933	$3,391	(14)%
Aviation(a)	959	879	9%	1,800	1,678	7%
Healthcare(a)	711	661	8%	1,242	1,158	7%
Transportation(a)	178	26	F	335	141	F
Home & Business Solutions	106	143	(26)%	180	214	(16)%
GE Capital	1,655	743	F	3,460	1,313	F
Total segment profit	5,161	4,362	18%	9,950	7,895	26%

Corporate items and eliminations(a)	(747)	264	U	1,709	160	F
GE interest and other financial charges	(321)	(430)	25%	(676)	(773)	13%
GE provision for income taxes	(546)	(986)	45%	(4,059)	(1,774)	U

Earnings from continuing operations attributable to the Company	3,547	3,210	10%	6,924	5,508	26%

Earnings (loss) from discontinued operations, net of taxes,
attributable to the Company	217	(101)	F	273	(454)	F

Consolidated net earnings attributable to the Company	$3,764	$3,109	21%	$7,197	$5,054	42%

(a)
Effective January 1, 2011, we reorganized our segments. We have reclassified prior-period amounts to conform to the current-period presentation. Segment profit excludes results reported as discontinued operations, earnings attributable to noncontrolling interests of consolidated subsidiaries and accounting changes. Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment’s management is measured – excluded in determining segment profit, which we sometimes refer to as “operating profit,” for Energy Infrastructure, Aviation, Healthcare, Transportation and Home & Business Solutions; included in determining segment profit, which we sometimes refer to as “net earnings,” for GE Capital. Results of our formerly consolidated subsidiary, NBC Universal, are reported in the Corporate items and eliminations line. Prior to January 1, 2011, segment profit excluded the effects of principal pension plans. Beginning January 1, 2011, we allocate service costs related to our principal pension plans and we no longer allocate the retiree costs of our postretirement healthcare benefits to our segments. This revised allocation methodology better aligns segment operating costs to the active employee costs, which are managed by the segments.

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)
Additional Information

	Three Months			Six Months
	Ended June 30			Ended June 30
(Dollars in millions)	2011	2010	V %	2011	2010	V %

Energy Infrastructure
Revenues	$10,402	$9,540	9%	$19,851	$18,195	9%

Segment profit	$1,552	$1,910	(19)%	$2,933	$3,391	(14)%

Revenues
Energy	$8,141	$8,027	1%	$15,986	$15,232	5%
Oil & Gas	2,468	1,774	39%	4,255	3,367	26%

Segment profit
Energy	$1,268	$1,661	(24)%	$2,489	$3,000	(17)%
Oil & Gas	333	292	14%	532	483	10%

GE Capital
Revenues	$11,626	$11,782	(1)%	$23,837	$23,575	1%

Segment profit	$1,655	$743	F	$3,460	$1,313	F

Revenues
Commercial Lending and Leasing (CLL)	$4,666	$4,506	4%	$9,274	$9,100	2%
Consumer	4,176	4,317	(3)%	9,003	8,743	3%
Real Estate	992	991	-%	1,899	1,935	(2)%
Energy Financial Services	365	595	(39)%	710	1,386	(49)%
GE Capital Aviation Services (GECAS)	1,327	1,259	5%	2,652	2,498	6%

Segment profit
CLL	$701	$312	F	$1,255	$544	F
Consumer	1,020	649	57%	2,239	1,204	86%
Real Estate	(335)	(524)	36%	(693)	(927)	25%
Energy Financial Services	139	126	10%	251	279	(10)%
GECAS	321	288	11%	627	605	4%

GENERAL ELECTRIC COMPANY
Condensed Statement of Financial Position

(Dollars in billions)
	Consolidated		GE (a)		Financial Services (GECS)
Assets	6/30/11	12/31/10	6/30/11	12/31/10	6/30/11	12/31/10
Cash & marketable securities	$136.4	$122.9	$13.6	$19.3	$123.3	$104.2
Receivables	18.6	18.6	11.9	10.4	-	-
Inventories	14.6	11.5	14.6	11.5	0.1	0.1
Financing receivables - net	292.9	303.0	-	-	300.7	312.2
Property, plant & equipment - net	68.8	66.2	13.5	12.4	55.3	53.8
Investment in GECS	-	-	75.1	69.0	-	-
Goodwill & intangible assets	82.3	74.4	52.3	45.0	30.0	29.4
Other assets	118.1	105.3	35.9	17.3	88.9	93.5
Assets of businesses held for sale	0.9	36.9	-	33.8	0.9	3.1
Assets of discontinued operations	6.5	12.4	0.1	0.1	6.4	12.4

Total assets	$739.1	$751.2	$217.0	$218.8	$605.6	$608.7

Liabilities and equity
Borrowings and bank deposits	$472.0	$478.6	$10.9	$10.1	$463.2	$470.5
Investment contracts, insurance liabilities and
insurance annuity benefits	29.3	29.6	-	-	29.9	30.0
Other liabilities	104.8	100.2	76.7	70.0	33.7	35.0
Liabilities of businesses held for sale	0.5	16.0	-	15.5	0.5	0.6
Liabilities of discontinued operations	2.1	2.6	0.2	0.2	2.0	2.4
GE shareowners' equity	128.1	118.9	128.1	118.9	75.1	69.0
Noncontrolling interests	2.3	5.3	1.1	4.1	1.2	1.2

Total liabilities and equity	$739.1	$751.2	$217.0	$218.8	$605.6	$608.7

(a)	Refers to the Industrial businesses of the Company including GECS on an equity basis.

June 30, 2011, information is unaudited.  Supplemental consolidating data are shown for "GE" and "GECS." Transactions between GE and GECS have been eliminated from the "Consolidated" columns. See Note 1 to the 2010 consolidated financial statements at www.ge.com/ar2010 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. We have referred to operating earnings, operating earnings per share, Industrial segment organic revenue growth, revenues excluding the impact of NBCU and cash generated from Industrial operating activities (Industrial CFOA). The reconciliations of these measures to the most comparable GAAP measures follow.

Operating Earnings and Operating Earnings per Share
	Three months ended June 30
(Dollars in millions; except earnings per share)	2011	2010	V %

Earnings from continuing operations attributable to GE	$3,547	$3,210	10%
Less non-operating pension costs/(income), net of tax	181	(57)
Operating earnings	$3,728	$3,153	18%

Earnings per share - diluted
Continuing earnings per share	$0.33	$0.29	14%
Less: non-operating pension costs/(income) after tax	0.01	-
Operating earnings per share	$0.34	$0.29	17%

Operating earnings excludes non-service related pension costs of our principal pension plans comprising interest cost, expected return on plan assets and amortization of actuarial gains/losses. The service cost and prior service cost components of our principal pension plans are included in operating earnings. We believe that these components of pension cost better reflect the ongoing service-related costs of providing pension benefits to our employees. As such, we believe that our measure of operating earnings provides management and investors with a useful measure of the operational results of our business. Other components of GAAP pension cost are mainly driven by market performance, and we manage these separately from the operational performance of our businesses. Neither GAAP nor operating pension costs are necessarily indicative of the current or future cash flow requirements related to our pension plan. We also believe that this measure, considered along with the corresponding GAAP measure, provides management and investors with additional information for comparison of our operating results to the operating results of other companies.

Industrial Segment Organic Revenue Growth
	Three months ended June 30
(Dollars in millions)	2011	2010	V %

Revenues as reported	$35,625	$36,928	(4)%
Less GE Capital revenues	11,626	11,782
Less Corporate items and eliminations	983	4,286
Industrial segment revenues	23,016	20,860	10%
Less the effects of:
Acquisitions, business dispositions (other than dispositions of businesses
acquired for investment) and currency exchange rates	1,714	179
Industrial segment revenues excluding effects of acquisitions, business dispositions
(other than dispositions of businesses acquired for investment)
and currency exchange rates (Industrial segment organic revenues)	$21,302	$20,681	3%

Organic revenue growth measures revenue excluding the effects of acquisitions, business dispositions and currency exchange rates.  We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and currency exchange, which activities are subject to volatility and can obscure underlying trends.  We also believe that presenting organic revenue growth separately for our industrial businesses provides management and investors with useful information about the trends of our industrial businesses and enables a more direct comparison to other non-financial businesses and companies.  Management recognizes that the term "organic revenue growth" may be interpreted differently by other companies and under different circumstances. Although this may have an effect on comparability of absolute percentage growth from company to company, we believe that these measures are useful in assessing trends of the respective businesses or companies and may therefore be a useful tool in assessing period-to-period performance trends.

Revenues excluding impact of NBCU
	Three months ended June 30
(Dollars in millions)	2011	2010	V %

Revenues as reported	$35,625	$36,928	(4)%
Less NBCU-related revenues	280	3,750
Revenues excluding impact of NBCU	$35,345	$33,178	7%

During the first quarter of 2011, we transferred the assets of the NBCU business and Comcast Corporation transferred certain of its assets to a newly formed entity, in which we now hold a 49% interest.  Consolidated revenues include revenues from NBCU operations prior to this transfer as well as the transaction related gain. We have provided the percentage of revenue growth excluding the impact of NBCU, as the volatility related to NBCU revenues can obscure underlying trends.  We believe that this measure, considered along with the corresponding GAAP measure of consolidated revenues, provides management and investors with additional information that is useful in assessing period-to-period performance trends.

Industrial CFOA
	Six months ended June 30
(Dollars in millions)	2011	2010	V %

Cash from GE's operating activities as reported	$4,380	$6,314	(31)%
Less dividends from GECS	-	-
Cash from GE's operating activities excluding dividends
from GECS (Industrial CFOA)	$4,380	$6,314	(31)%

We define “Industrial CFOA” as GE’s cash from operating activities less the amount of dividends received by GE from GECS. This includes the effects of intercompany transactions, including GE customer receivables sold to GECS; GECS services for trade receivables management and material procurement; buildings and equipment (including automobiles) leased by GE from GECS; information technology (IT) and other services sold to GECS by GE; aircraft engines manufactured by GE that are installed on aircraft purchased by GECS from third-party producers for lease to others; and various investments, loans and allocations of GE corporate overhead costs. We believe that investors may find it useful to compare GE’s operating cash flows without the effect of GECS dividends, since these dividends are not representative of the operating cash flows of our industrial businesses and can vary from period to period based upon the results of the financial services businesses. Management recognizes that this measure may not be comparable to cash flow results of companies which contain both industrial and financial services businesses, but believes that this comparison is aided by the provision of additional information about the amounts of dividends paid by our financial services business and the separate presentation in our financial statements of the Financial Services (GECS) cash flows. We believe that our measure of Industrial CFOA provides management and investors with a useful measure to compare the capacity of our industrial operations to generate operating cash flow with the operating cash flow of other non-financial businesses and companies and as such provides a useful measure to supplement the reported GAAP CFOA measure.